POWER OF ATTORNEY

The undersigned hereby makes, constitutes and appoints each of Martin M. Cohen, Tara Giannone, Jill Chesler Schwartz, Melissa Bybee Brown, and Jaye Han to act severally and not jointly, as his true and lawful agents and attorneys-in-fact , with full power and authority to act hereunder, each in his/her discretion, in the name of and for and on behalf of the undersigned as fully as could the undersigned if present and acting in person, to:

1. Take such actions as may be necessary or appropriate to enable the undersigned to submit and file forms, schedules and other documents with the U.S. Securities and Exchange Commission ("SEC") utilizing the SEC's Electronic Data Gathering and Retrieval or successor EDGAR Next system ("EDGAR"), which actions may include (a) enrolling the undersigned in EDGAR Next and (b) preparing, executing and submitting to the SEC a Form ID, amendments thereto, and such other documents and information as may be necessary or appropriate to obtain codes and passwords enabling the undersigned to make filings and submissions utilizing the EDGAR system;

2. Prepare, execute, submit and file all Forms 3, 4 and 5 filings under Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the applicable rules and regulation thereunder, with the SEC, and any and all applicable stock exchanges, Morgan Stanley and any other person or entity to which such filings may be required under Section 16(a) of the Exchange Act as a result of the undersigned's status as an officer, director or stockholder of Morgan Stanley; and

3. Act as an account administrator for the undersigned's EDGAR account, including: (i) appoint, remove and replace account administrators, account users, technical administrators and delegated entities; (ii) maintain the security of the undersigned's EDGAR account, including modification of access codes; (iii) maintain, modify and certify the accuracy of information on the undersigned's EDGAR account dashboard; (iv) act as the EDGAR point of contact with respect to the undersigned's EDGAR account; and (v) any other actions contemplated by Rule 10 of Regulation S-T with respect to account administrators.

This power of attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to securities of Morgan Stanley, unless earlier revoked by the undersigned in a signed writing delivered to the attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has executed this power of attorney, effective as of this 15 day of April, 2026.

By: ____________________

Yasushi Itagaki

NOTARIAL CERTIFICATE

This is to certify that AKIYAMA Mariko an agent of Yasushi Itagaki has stated in my presence that said Yasushi Itagaki acknowledged to have signed the attached document.

Dated this 15th day of April, 2026.

K. HARA

HARA Keiichiro

NOTARY

3-1, Marunouchi 3-chome,

Chiyoda-ku, Tokyo, Japan

ATTACHED TO

TOKYO LEGAL AFFAIRS BUREAU

令和８年登簿第　0794号

添付書面における作成名義人板垣靖士の代理人秋山真理子は、当職の面前で、本人が作成名義人の署名を自認していると陳述した。

よって、これを認証する。

令和８年４月１５日、本職役場において

東京都千代田区丸の内三丁目３番１号

東京法務局所属

公証人